EXHIBIT 10.16
     THIS  AGREEMENT  made  as  of  the  30th  day  of  December,  2005.

BETWEEN:

               FREE DA CONNECTION SERVICES INC., a corporation organized and existing under the laws of Delaware (hereinafter referred to as "FREE DA")

                                                              OF THE FIRST PART;

                                     - and -

               669158  BC  LTD,  (hereinafter  referred  to  "Vendor")

                                                             OF THE SECOND PART;

                                     - and -

               JOHN  TASCHEREAU  (hereinafter  referred  to  as  "Taschereau")

                                                              OF THE THIRD PART;

                                   -     and -

               VIA  VIS  TECHNOLOGIES  INC.,  (hereinafter  referred to as "VV")

                                                             OF THE FOURTH PART;

WHEREAS:

(1) The parties entered into a series of agreement in December 2004 (herein after referred to as the "agreements");

(2) FREE DA, the Vendor, Taschereau and VV wish to amend the said agreements to reflect the changes as indicated below.

     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties make the agreements and acknowledgments hereinafter set forth:

1. With respect to the IP Purchase and Sale Agreement between 668158 B.C. Ltd. and Free DA Connection Services Inc.

The parties have agreed to a performance guarantee that the Company will generate not less than $500,000 in revenue attributable to the IP vended in by 668158 B.C. Ltd. in calendar year 2006 and will grow this revenue by increments of $500,000 per calendar year over 10 years. The total payment to be made to 668158 BC Ltd. is 2% of gross revenues each year to a maximum of $500,000. If the performance guarantee is not met, the Company has at is sole discretion, the option to pay $25,000 at the end of the calendar year to 668158 B.C. Ltd., failing which, the title to the IP will be transferred to transferred to 668158 B.C. Ltd.


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2.     John  Taschereau  Employment  Agreement  with Free DA Connection Services
Inc.

The parties have agreed to amend Mr. Taschereau's Employment Agreement to reduce the 2.5% allowance on cumulative gross revenue of $US 400 million to 2.0%. Subsequent to $US 400 million of revenue, Mr. Taschereau will be paid 1.0% of annual gross revenue for any period remaining in the first ten (10) years after the signing of the original agreement. The allowance shall terminate on June 30, 2015. The allowance during the 10 year period may not be cancelled by Company for any reason except in the event that all or substantially all of the assets of the Company are sold. Should such an event take place, the Company must pay Mr. Taschereau the difference between the total allowances paid to the Officer and fees paid to 66815 BC LTD under the provisions of the IP Purchase and Sale Agreement to that date and the sum of 20% of the asset sale price or $9,800,000, whichever is less.


3.     Promissory  Note  In  Favour  of  ViaVis  Technologies  Inc.

All parties have agreed to amend the promissory note held by ViaVis Technology to make twenty four (24) monthly payments of $US 10,000 beginning June 1st, 2006. At the end of 24 months, 0.5% of gross revenues will be paid on a monthly basis until an additional $US 60,000 is paid to ViaVis.


4. In addition to the above binding changes, all parties also agree to the following terms and conditions:

5. With respect to the agreements between the parties, all agree that they shall not deem the others to be in default of any of the agreements they have entered into as of the signing date of this agreement.

6.

1. This Agreement and the rights and obligations and relations of the parties hereto shall be conclusively deemed to be made under, and for all purposes, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules).

2. The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to modify the said agreements and consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

3. This Agreement shall be deemed to amend the Share Purchase Agreement dated December 30th, 2004 in accordance with the terms of the Share Purchase Agreement. In all other respects (except for amendments necessarily consequential to those provided for herein) the Share Purchase Agreement dated December 30th 2004 is in full force and effect, unamended. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed thereto in the Share Purchase Agreement.

4. This Agreement may be executed in any number of counterparts (whether by original or facsimile signature) and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

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IN  WITNESS  WHEREOF  the  parties  hereto  have  hereunto  duly  executed this
Agreement  as  of  the  day  and  year  first  above  written.

FREE  DA  CONNECTION  SERVICES  INC.        668158  BC  LTD.

-----------------------------               -----------------------------
By:  Rob  Hutchison                         By:  John  Taschereau
Title:     CEO                              Title:  President  &  Sole  Director


                                            VIA  VIS  TECHNOLOGIES  INC.


-----------------------------               -----------------------------
JOHN  TASCHEREAU                            BY  :  JOHN  TASCHEREAU,
                                            PRESIDENT  &  SOLE  DIRECTOR



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